Exhibit 99.1

NEWS		FOR IMMEDIATE RELEASE

Contact for media:	Eric Sodorff	+1 312-496-1613 or esodorff@heidrick.com
Contacts for analysts:	Eileen Kamerick, CFO	+1 312-496-1557 or ekamerick@heidrick.com
	Todd Welu, Controller	+1 312-496-1637 or twelu@heidrick.com

HEIDRICK & STRUGGLES BOARD AUTHORIZES

$50 MILLION STOCK REPURCHASE

CHICAGO, September 16, 2005—Heidrick & Struggles International, Inc. (Nasdaq: HSII), the world’s premier executive search and leadership consulting firm, today announced that its Board of Directors has authorized a new $50 million stock repurchase program. The company intends, from time to time, as business conditions warrant, to purchase common stock on the open market or in negotiated or block trades. No time limit has been set for completion of the program. A portion of the repurchased shares may be used for the company’s employee equity programs and the balance will be available for other general corporate purposes.

“Heidrick & Struggles is committed to investing for growth and returning excess cash to our shareholders,” said Thomas J. Friel, chairman and chief executive officer of Heidrick & Struggles. “The cash flow productivity of our business model enables us to actively pursue investment opportunities that we believe will drive future value for shareholders, as well as stock repurchases. The stock repurchase program demonstrates the confidence we have in our company and in the investments we’ve made in growing our business.”

Through two prior buyback programs completed over the last four years the company has repurchased more than 2.8 million shares of its common stock at an aggregate cost of approximately $61 million.

At June 30, 2005, Heidrick & Struggles had approximately 20 million fully diluted shares outstanding.

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About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. is the world’s premier provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. For more than 50 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information, please visit www.heidrick.com.

Safe Harbor Statement

This news release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; an inability to achieve the planned cost savings from our cost-reduction initiatives; an inability to sublease or assign unused office space; our ability to realize our tax loss carryforwards; the timing of any deferred tax asset valuation allowance reversals; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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